UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026
___________________________________
Blackstone Private Credit Fund
(Exact name of Registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation)	814-01358 (Commission File Number)	84-7071531 (I.R.S. Employer Identification No.)
345 Park Avenue New York, New York 10154
(Address of principal executive offices and zip code)
(212) 503-2100
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 - Regulation FD Disclosure.
Portfolio Commentary
(All data as of September 30, 2026, unless otherwise noted)
During Q3’26, BCRED generated a 1.7% total net return (Class I),1 supported by strong income generation and overall healthy credit fundamentals. BCRED has generated an 8.9% annualized total net return since inception (Class I),1 outperforming leveraged loans by 280bps,2 and is currently delivering a 9.2% annualized distribution rate (Class I),3 an approximately 190bps yield premium relative to leveraged loans.4

BCRED is a predominantly floating rate, income-oriented strategy, designed to deliver returns primarily through monthly distributions from contractual interest income. Since inception, BCRED has paid $13.87 per share in cash distributions (Class I).5 Together with current net asset value (“NAV”), this equals $37.38 per share,6 compared with a $25 per share NAV at inception, despite recent NAV pressure driven by broader market spread widening and select older vintage investments. These results are supported by BCRED’s focus on private investments, which allows us to earn a yield premium relative to public fixed income.4 We believe this income advantage is central to BCRED’s long-term strategy and supports a return profile less correlated to daily movements in the public market.
An Attractive Environment for Private Credit
Markets have experienced heightened volatility in recent months, underscoring the value of senior secured debt at the top of the capital structure, while also creating attractive opportunities for private lenders with capital to deploy. During the quarter, the Federal Reserve raised rates for the first time since 2023, benefiting the income potential of floating rate strategies like BCRED. If base rates continue to rise, BCRED’s earnings would be expected to increase, all else equal.7

Elevated base rates and wider spreads have supported yields on new originations, with BXCI North America Direct Lending deals in Q3’26 pricing at an approximately 25-50bps premium to year-end 2025 deals,8 while conservative loan-to-values and strong lender protections offer meaningful risk mitigation. Institutional investors are recognizing these favorable conditions, with fundraising for institutional U.S. direct lending funds 45% higher over the last twelve months compared with the prior year period.9 This lending environment is supported by resilient U.S. economic growth and healthy corporate earnings, consistent with the sentiment we are seeing across Blackstone's portfolio.

While broader M&A activity remains modest amid geopolitical concerns and elevated rates, scaled private lenders can continue to source opportunities and build pipelines. Year-to-date through the end of Q3’26, BCRED has deployed over $8B, primarily into first-lien senior secured investments. In October, BXCI co-led a $5B debt financing for Waymo, an autonomous driving technology company, to support the expansion of its fleet and infrastructure.10 The deal was priced at SOFR+ 525bps with an implied loan-to-value of only ~4%, which we believe represents attractive terms given Waymo’s competitive positioning.
Strong Foundation Built on Fundamentals
We believe BCRED is navigating this environment from a position of strength. This quarter, we continued to see broad-based growth across BCRED’s portfolio, with average portfolio company EBITDA increasing 11% year-over-year11 and software companies continuing to deliver solid earnings growth on average.12 Interest coverage is meaningful at 2.3x13 and would remain above 2.0x if base rates were to increase by 100bps, all else equal.14

BCRED’s portfolio has already been tested through one of the most rapid rate hike cycles in decades, as the Federal Reserve increased rates from near zero to above 5% between 2022 and 2023. By the end of this period, in Q4’23, BCRED's portfolio companies on average had an interest coverage of 1.7x,13 while still experiencing healthy growth.11 We believe BCRED is well-positioned for this cycle, with the majority of BCRED investments either underwritten at, or already having adjusted to, rates above current levels.

In our view, these fundamentals reflect BCRED’s intentional portfolio construction. At quarter-end, senior secured debt represented 97% of debt investments,15 with an average loan-to-value of 41% at underwrite and significant implied equity cushion.16 The portfolio has broad exposure to 629 companies in over 50 industries, with average issuer EBITDA of $280M,17 more than 2.5x the private credit market average.18

BCRED's income quality remains strong, with the majority of investment income generated from cash interest. Payment-in-kind (PIK) income was modest at 5.9% of total investment income in Q3’26, down from 7.8% in Q4’25.19 At quarter-end, non-accruals were 2.7% at cost and 1.7% at fair value,20 but remain below the long-term historical average across the BDC industry.21
Liquidity: A Key Strength
At quarter-end, BCRED had over $17B of available liquidity,22 including unrestricted cash and borrowing capacity, along with the lowest cost of debt23 and G&A expense among non-traded peers.23,24 Q3’26 repurchase requests largely reflected carryover from Q2’26,25 and BCRED continued to provide meaningful liquidity, fulfilling approximately 75% of requested capital within approximately 90 days for investors who sought liquidity in Q2’26 and Q3’26.26 BCRED is one of two non-traded BDCs with the highest combined ratings and outlook from Moody’s and S&P,27 with recent reports highlighting its significant liquidity, low leverage, and portfolio quality.

Repayment activity has provided additional liquidity and investment flexibility. During Q3’26, BCRED had $3.2B of loan repayments alongside nearly $750M of subscriptions, together representing approximately 190% of the NAV of shares repurchased.28 Year-to-date repayments totaled $8.5B, equivalent to an annualized rate of approximately 14%,29 and together with conservative leverage of 0.85x,30 have supported ample capacity to deploy into new investments.

Repayments at par support income generation and NAV, particularly for investments that may have experienced valuation pressure. This dynamic was evident in loans to SelectQuote and Colony Hardware, which repaid at par this year following trough marks of 88 and 92, respectively.31 We believe long-term portfolio performance is best evaluated by considering both changes in fair value and realized credit outcomes over time.
Active Credit Management
In an environment with increasing dispersion, it is particularly important for investors to partner with a manager with a long track record of managing risk across cycles. BXCI’s approach begins with disciplined underwriting, early identification of deterioration, and proactively reflecting changing conditions in valuations. At quarter-end, the portfolio carried a weighted average mark of approximately 95,32 in line with the leveraged loan index,33 with nearly 80% of the portfolio experiencing stable to improving valuations.34

When challenges arise, we draw on active asset management and operational engagement to help drive recovery over time. If a restructuring is required, we leverage Blackstone's nearly 40 years of private equity experience and the workout expertise of BXCI's over 130-person Office of the CIO. BCRED’s predominantly senior secured positioning provides greater control, particularly relative to equity holders, who absorb losses first. For example, following a Q3’24 restructuring of a multi-site healthcare company, BXCI worked closely with management to improve operating performance.35 The investment's current mark is over 20 points above its trough mark.36
Looking Ahead
In our view, today’s environment is creating a more compelling deployment backdrop for private credit, with a resilient economy and higher yields on floating rate loans. We believe BCRED is well-positioned to capture opportunities ahead and we remain focused on delivering durable income and long-term value for shareholders.

Thank you for your continued trust and partnership.

BCRED Supplemental Statistics

BCRED’s Summary Statistics		BCRED’s Portfolio Company Statistics
Earnings yield (Class I) [37]	8.7%	Average issuer LTM EBITDA [17]	$280M
Annualized distribution rate (Class I) [3]	9.2%	Implied average enterprise value [38]	$4B+
Assets		Average loan-to-value at the time of underwrite [16]	41%
Senior secured debt [15]	97%	Interest coverage ratio [13]	2.3x
Floating rate investments [15]	95%	LTM EBITDA growth [11]	11%
Private investments (Level 3) [39]	96%
Non-accruals (at cost) [20]	2.7%	BCRED’s Private Debt Investments in New Portfolio Companies Statistics (Q3’26) [40]
Non-accruals (at fair value) [20]	1.7%	First-lien debt [41]	100%
Average mark [32]	~95	Senior secured debt [41]	100%
Average mark of bottom 5% of private debt investments [42]	54.0	Average loan-to-value [43]	47%
Average mark of bottom 10% of private debt investments [44]	67.3	Weighted average yield [45]	8.7%
Debt-to-equity ratio [30]	0.85x
Floating rate liabilities [46]	93%
Liquidity
Cash + amount available to borrow [22]	$17B+

BXCI Supplemental Statistics

BXCI Value Creation Program Statistics [47]		BXCI North America Direct Lending Strategy Statistics
Implied value creation [48]	$6.5B	Loss rate [49]	0.06%
Total cost reduction [50]	$518M	BXCI sole/lead lender [51]	~80%
Revenue generation [52]	$167M

Note: All information as of September 30, 2026, unless otherwise indicated. Past performance does not predict future returns and there can be no assurance that the fund will achieve results comparable to those of any of Blackstone Credit & Insurance’s (“BXCI”) prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities.

End Notes
Note: Data is as of September 30, 2026, unless otherwise indicated. Reflects Blackstone Credit & Insurance’s (“BXCI”) views and beliefs as of the date of this material only, which is subject to change. Returns for periods greater than one year are annualized. Past performance does not predict future returns and there can be no assurance that BCRED will achieve results comparable to those of any of BXCI’s prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities. See “Use of Leverage” in the Important Disclosure Information for more information.
BCRED’s peers or peer set (“private credit peers”) includes traded business development companies (“traded BDCs” or “traded peers”) and non-traded business development companies (“non-traded BDCs” or “non-traded peers”). Traded peers include BDCs which are externally-managed with total net assets in excess of $1 billion as of December 31, 2025 (excluding Blackstone Secured Lending Fund (BXSL), which is managed by the same investment adviser as BCRED and has significant overlap in its investments with BCRED): Ares Capital Corporation (ARCC), Bain Capital Specialty Finance, Inc. (BCSF), Barings BDC, Inc. (BBDC), Blue Owl Capital Corporation (OBDC), Blue Owl Technology Finance Corp. (OTF), Carlyle Secured Lending (CGBD), FS KKR Capital Corp. (FSK), Goldman Sachs BDC, Inc. (GSBD), Golub Capital BDC, Inc. (GBDC), Kayne Anderson BDC, Inc. (KBDC), MidCap Financial Investment Corporation (MFIC), Morgan Stanley Direct Lending Fund (MSDL), New Mountain Finance Corporation (NMFC), Oaktree Specialty Lending Corporation (OCSL), PennantPark Floating Rate Capital (PFLT), Prospect Capital Corporation (PSEC), and Sixth Street Specialty Lending, Inc. (TSLX). Non-traded peers include BDCs which are externally-managed, had effective registration statements as of 2025 and were broadly distributed, have broad exposure across industries in their investments and are not sector-focused, and had net asset values in excess of $4 billion as of December 31, 2025: Apollo Debt Solutions BDC (ADS), Ares Strategic Income Fund (ASIF), Blue Owl Credit Income Corp. (OCIC), Goldman Sachs Private Credit Corp (GSCRED), Golub Capital Private Credit Fund (GCRED), HPS Corporate Lending Fund (HLEND), and Oaktree Strategic Credit Fund (OSCF).

1.As of September 30, 2026. Inception date for Class I and Class S shares: January 7, 2021. Inception date for Class D shares: May 1, 2021. Total Net Return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. Inception-to-date (“ITD”) total return for Class S (no/with upfront placement fee): 8.0%/7.3%. ITD total return for Class D (no/with upfront placement fee): 8.3%/8.0%. Quarter-to-date (“QTD”) total return for Class S (no/with upfront placement fee): 1.5%/-2.1%, Class D (no/with upfront placement fee): 1.6%/0.1%. All returns shown are derived from unaudited financial information and are net of all BCRED expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class S and Class D listed as (With Upfront Placement Fee or Brokerage Commissions) reflect the returns after the maximum upfront placement fees. Class S and Class D listed as (No Upfront Placement Fee or Brokerage Commissions) exclude upfront placement fees. Class I does not have upfront placement fees. The returns have been prepared using unaudited data and valuations of the underlying investments in BCRED’s portfolio, which are estimates of fair value and form the basis for BCRED’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.
2.Source: Morningstar, BXCI as of September 30, 2026. “Leveraged Loans” is represented by the Morningstar LSTA US Leveraged Loan Index. “High Yield Bonds” is represented by the Bloomberg US Corporate High Yield Index. “Investment Grade Bonds” is represented by the Bloomberg US Aggregate Bond Index. There can be no assurances that any of the trends described throughout this letter will continue or will not reverse. Please see “Index Definitions” and “Index Comparison” at the end of this letter for more information.
3.Annualized Distribution Rate for Class I reflects September’s distribution annualized and divided by last reported NAV from August. Distributions are not guaranteed. Past performance does not predict future returns. Distributions have been and may in the future be funded through sources other than net investment income. See BCRED’s prospectus. Please visit the Shareholders page on BCRED’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. As of September 30, 2026, 100% of inception-to-date distributions were funded from net investment income or realized short-term capital gains, rather than a return of capital. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by Blackstone Credit BDC Advisors LLC (the “Sub-Adviser”) or its affiliates, that may be subject to reimbursement to the Sub-Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. Annualized Distribution Rates for other share classes for September are as follows: 8.3% for Class S and 8.9% for Class D.
4.Source: Morningstar, as of September 30, 2026. “Leveraged Loans” is represented by the 7.3% yield of loans in the Morningstar LSTA US Leveraged Loan Index.
5.As of September 30, 2026. Distributions have been and may in the future be funded through sources other than net investment income. See BCRED’s prospectus. Please visit the Shareholders page on BCRED’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. Please see footnote 3 for further information.
6.As of September 30, 2026. $37.38 per share reflects current NAV of $23.51 per share plus cumulative distributions paid per share since inception.
7.Based on interest rate sensitivity and for purposes of the sensitivity analysis assumes no changes in BCRED’s investment and borrowing structure. The analysis considers interest rate floors and ceilings applicable to floating rate instruments and excludes the impact of incentive fees. Actual results may differ.
8.Based on BXCI North America Direct Lending commitment data (new deals and add-ons, including delayed-draw and revolving commitments) for commitments made in Q4'25 (October 1 – December 31, 2025) compared with Q3'26 (July 1 – September 30, 2026). Spreads are weighted by BXCI commitment amount. Excludes second-lien securities, commitments to restructured issuers, liquidity and covenant-relief amendments, and certain transactions not classified as direct lending. Information is for illustrative purposes only and is not indicative of BCRED’s performance or portfolio.
9.Source: Preqin as of September 30, 2026. Includes closed-end direct lending funds and excludes blended and opportunistic debt funds.
10.This investment is presented for illustrative purposes only, and is not representative of all BXCI investments or investments generally, and does not constitute investment advice or a recommendation regarding past investments. There can be no assurance that any Blackstone fund or investment will achieve its investment objectives or avoid significant losses. Represents BXCI’s most recent publicly announced direct lending investment in a company’s inaugural debt financing.
11.Represents LTM EBITDA Growth year-over-year where data is available and relevant. Includes all debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. BCRED amounts are weighted on fair market value of each respective investment. BCRED amounts were derived from portfolio company financial statements that are continuously received and may be updated; accordingly, growth figures may be based on prior period EBITDA amounts that were not available or, in the case of recently funded deals, not applicable in the prior period. Third-party figures (and corresponding BCRED amounts) have not been independently verified by BCRED and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation, and amortization over the LTM. EBITDA growth year-over-year may reflect some inorganic growth due to mergers and acquisitions (M&A).
12.As of September 30, 2026. Software portfolio statistics include all debt investments within BCRED's software portfolio (as classified under the GICS Industry level) for which fair value is determined by the Board in conjunction with a third-party valuation firm and exclude both asset-based investments and quoted investments. For BCRED's software portfolio, year-over-year LTM EBITDA growth was low double-digits, average LTM EBITDA was approximately $400 million, average enterprise value was over $4.5 billion, and average loan-to-value at underwrite was 37%. Each statistic is calculated using the same methodology as the corresponding BCRED portfolio statistic. Please refer to footnotes 11 (LTM EBITDA growth), 17 (LTM EBITDA), 38 (enterprise value) and 16 (loan-to-value) for additional information. EBITDA is a non-GAAP financial measure. Amounts were derived from portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. Enterprise value is presented for illustrative purposes and does not reflect actual realized proceeds to BCRED or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result.

13.Interest coverage ratio (“ICR”) is estimated as the ratio of average LTM EBITDA to cash interest paid over the last 12 months for each respective portfolio company. Includes all debt investments (excluding ARR loans) for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates. As of September 30, 2026, approximately 8% of the above defined debt investments (including ARR loans) and approximately 7% of the above defined debt investments (excluding ARR loans) have less than 1.0x interest coverage ratio. ICR based on debt investments within BCRED's software sector (as classified under the GICS Industry level) is 2.4x as of September 30, 2026.
14.For purposes of the sensitivity analysis, interest expense is adjusted at the portfolio company level based on outstanding debt and the applicable all-in interest rate. The analysis assumes base rates increase by 100 basis points, with LTM EBITDA, outstanding debt balances and applicable credit spreads held constant across scenarios. Actual results may differ.
15.As a percentage of BCRED’s investment portfolio excluding equity investments in unconsolidated joint ventures. Floating rate investments exclude investments on non-accrual.
16.At the time of underwrite for each investment in BCRED’s debt portfolio. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable debt investments. Includes all debt investments for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted investments and asset-based investments. Loan-to-value at underwrite is calculated as the net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company at the time of underwrite.
17.As of September 30, 2026. Average last-twelve-month (“LTM”) EBITDA includes all debt investments for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding twelve-month period. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. As of September 30, 2026, the breakdown of BCRED’s portfolio company LTM EBITDA within the above defined debt portfolio is as follows: 4% less than $50 million, 21% between $50 to $100 million and 74% greater than $100 million based on fair market value. Amounts may not sum due to rounding. As of September 30, 2026, LTM EBITDA margin for these debt investments is 30%. EBITDA margin is the ratio of EBITDA-to-revenue.
18.Private credit market exhibited average LTM EBITDA of $104 million, based on issuer companies of loans in the Lincoln International Private Market Database as of June 30, 2026, which is the latest available data. The “Lincoln International Private Market Database,” compiled by the Lincoln Valuations & Opinions Group (“VOG”), is a quarterly compilation of over 4,750 portfolio companies from a wide assortment of private equity investors and non-bank lenders. Most of these companies are highly levered with debt financing provided via the direct lending market and in many instances, Lincoln estimates the fair value of at least one senior debt security in the portfolio companies’ capital structures. In assessing the data, VOG relies on commonly accepted valuation methodologies and each valuation analysis is unique and conforms to fair value accounting principles. The analyses are then vetted by auditors, fund managers and their board of directors, as well as other regulators. © 2026 Lincoln Partners Advisors LLC. All rights reserved. Used with permission. Third-party use is at user’s own risk.
19.Payment-in-kind (“PIK”) income as a percentage of total investment income is calculated as PIK income derived from interest and dividends during the three months ended September 30, 2026, divided by total investment income for the same period.

20.As of September 30, 2026, as assessed through the date of this letter. Calculated as the amortized cost or fair value of loans on non-accrual divided by total amortized cost or fair value of the BCRED investment portfolio excluding investments in joint ventures. Loans are placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. If a loan on non-accrual status is extinguished in a restructuring, management will determine, in its judgment, the accrual status of the new loan received in the restructuring.
21.Source: Raymond James as of August 31, 2026. Historical average of 3.3% at cost reflects average of 115 current and former traded and non-traded BDCs tracked by Raymond James from Q1’06 through Q2’26. For purposes of this disclosure, “BDC industry” refers to the BDCs tracked by Raymond James.
22.As of September 30, 2026. Available liquidity is composed of cash and cash equivalents, excluding restricted cash, plus the amount available to draw upon across all revolving credit facilities, net of limitations related to each respective credit facility’s borrowing base.
23.For the quarter ended June 30, 2026. BCRED’s weighted average all-in cost of debt is 5.7% and calculated based on annualized all-in cost of debt incurred in Q2’26 (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of hedge accounting) divided by weighted average principal of debt outstanding during the same period. Non-traded peers represented by the non-traded peer average of 6.1% reflecting annualized Q2’26 all-in cost of debt for the quarter ended June 30, 2026, weighted by total NAV. All-in cost of debt calculated as interest expense divided by average debt principal outstanding for the quarter ended June 30, 2026.
24.For the quarter ended June 30, 2026. BCRED's gross annualized G&A expense ratio was 0.2% calculated as annualized gross G&A expenses incurred in Q2'26 divided by weighted average NAV for the quarter. Non-traded peers represented by the non-traded peer average of 0.3%. This is calculated based on annualized Q2'26 gross G&A expenses as a percentage of average NAV for the quarter ended June 30, 2026, weighted by total NAV. Gross G&A expenses exclude interest expense, management and incentive fees, excise and other tax expense, distribution costs, and the impact of expense support and recoupment, if any. BCRED gross G&A expenses include professional fees, Board of Trustees fees, administrative service expenses, organization costs, other general and administrative expenses, and amortization of continuous offering costs.
25.Assumes that a significant portion of repurchase requests not fulfilled in Q2’26 ($2.3 billion unfulfilled requests) were re-submitted in Q3’26 ($4.3 billion submitted).
26.Assumes shareholders seeking liquidity requested repurchase of 100% of their shares in each of Q2’26 and Q3’26. Calculated based on final Q2’26 and Q3’26 repurchase amounts. This reflects the period from the payment date for Q2’26 repurchases to the payment date for Q3’26 repurchases.
27.As of November 2, 2026. BCRED has an investment grade credit rating of BBB (high) / stable outlook from DBRS Morningstar, provided on December 1, 2023, and an investment grade credit rating of Baa2 / stable from Moody’s, provided on September 23, 2024, and an investment grade credit rating of BBB- / stable from S&P, provided on October 16, 2026. The majority of the underlying private credit loans within BCRED are not rated. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. Blackstone provides compensation directly to DBRS Morningstar, Moody’s and S&P for its evaluation of BCRED. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes and should not be relied on as investment advice.
28.Loan repayments and subscriptions are presented to illustrate certain sources of liquidity for the Fund during the quarter. Such amounts do not directly offset or net against repurchases on a dollar-for-dollar basis.
29.Annualized repayment rate is calculated as the repayments during the nine months ended September 30, 2026, annualized, and divided by the average total investments at fair market value for the same period.
30.As of September 30, 2026. Debt-to-equity ratio represents the ratio of total principal of outstanding debt to net assets.
31.These investments are presented for illustrative purposes only, are not representative of all BXCI investments or investments generally, and do not constitute investment advice or a recommendation regarding past investments. The outcomes described should not be viewed as representative of all BXCI investments. There can be no assurance that any Blackstone fund or investment will achieve its objectives or avoid significant losses. SelectQuote reflects trough mark on term loan only. The investments highlighted were selected to illustrate movements in valuation marks over the life of an investment.

32.Average mark of debt investments adjusted for restructured investments is 94.6% as of September 30, 2026. This is based on the sum of a) the current fair value of BCRED's debt investment portfolio (excluding equity investments and investments in joint ventures) and b) the current fair value of equity investments received as part of a restructure, divided by the sum of i) the current outstanding par value of BCRED's debt investment portfolio (excluding equity investments and investments in joint ventures) and ii) the par value of debt investments extinguished in connection with the restructure of investments over the life of BCRED. Average mark based on BCRED’s debt investment portfolio (excluding equity investments and investments in joint ventures), without adjusting for restructured investments, calculated as the total fair value of debt investments divided by total current outstanding par value, is 95.8% as of September 30, 2026.
33.Source: Morningstar, BXCI as of September 30, 2026. Represented by Morningstar LSTA US Leveraged Loan Index.
34.Represents the percentage of the total cost of investments, excluding investments in unconsolidated joint ventures, for which the mark adjusted for restructured investments as of September 30, 2026 was up or flat relative to the prior quarter end. Please refer to footnote 32 for information on adjusted mark methodology.
35.The investment highlighted was selected to demonstrate aspects of BXCI’s asset management activities, including monitoring, amendments, and restructurings involving underperforming companies.
36.Reflects the investment’s adjusted mark as of September 30, 2026 compared with its lowest quarter-end adjusted mark. The adjusted mark is calculated as the fair value of BCRED’s remaining investments in the company divided by the sum of (i) the outstanding par value of BCRED’s debt investment in the company and (ii) the par value of debt extinguished in connection with the restructuring.
37.Earnings Yield represents Net Investment Income Return on Equity which is defined as the net income earned on investments attributable to BCRED Class I shareholders and is calculated as annualized quantity of net investment income per share earned by the portfolio of assets for the three months ended September 30, 2026, divided by beginning of period net asset value per share. Net Investment Income Return on Equity for other share classes is as follows: 7.8% for Class S and 8.4% for Class D.
38.Based on the latest available net leverage, LTV, LTM EBITDA, and LTM Revenue data for each applicable investment as of September 30, 2026. Includes all debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Average implied enterprise value is weighted by fair value as of September 30, 2026. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXCI or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates.
39.As of September 30, 2026. Private investments represent Level 3 investments in the investment portfolio which may be quoted or non-quoted but for which inputs to the valuation methodology are unobservable and significant to overall fair value measurement, divided by total investments excluding investment in joint ventures. BCRED’s average private debt position size is approximately 26bps as of September 30, 2026. Reflects average size of investments in private debt portfolio companies divided by total private debt investments, based on fair market value. The average size of investments in private debt portfolio companies as of September 30, 2026 is $179 million, based on fair market value.
40.Total amount deployed in private debt investments in new portfolio companies funded from July 1, 2026 to September 30, 2026 (excluding add-ons and incremental loans to existing portfolio companies, drawdowns on delayed draw term loans and revolvers committed in prior periods, and structured finance obligations) represents $170 million. BXCI was a sole/lead lender on 96% of new private debt investments to new portfolio companies. Includes all private debt investments in new portfolio companies funded from July 1, 2026 to September 30, 2026 (excluding add-ons and incremental loans to existing portfolio companies, drawdowns on delayed draw term loans and revolvers committed in prior periods, and structured finance obligations). BXCI is categorized as sole or lead lender where BXCI held 50% or more of the total facility at closing or had a “Lead Arranger” designation. Total amount deployed in all investments funded from July 1, 2026 to September 30, 2026 is $2.0B.
41.As a percentage of BCRED’s private debt investments in new portfolio companies funded from July 1, 2026 to September 30, 2026 (excluding add-ons and incremental loans to existing portfolio companies, and structured finance obligations) for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes both asset-based investments and quoted investments. Private debt investments in new portfolio companies reflected approximately 9% of BCRED’s deployment during the quarter.

42.As of September 30, 2026, the bottom 5% of BCRED's private debt investment portfolio (excluding equity investments and investments in joint ventures) adjusted for restructured investments have a weighted average mark of 54.0%. This population is defined as those debt investments, excluding structured finance obligations, classified as Level 3, marked the lowest relative to par, and representing in aggregate 5% of the sum of a) the total amortized cost of Level 3 debt investments as of September 30, 2026 and b) the cost extinguished in connection with the restructure of debt investments over the life of BCRED. The weighted average mark is calculated as the current fair value of such debt investments and equity investments received as part of a restructuring relative to the sum of i) the current outstanding par value of such debt investments and ii) the par value of debt investments extinguished in connection with the restructure of investments over the life of BCRED. Average mark of the bottom 5% of BCRED’s private debt investment portfolio (excluding structured finance obligations) without adjusting for restructured investments is 67.0% as of September 30, 2026.
43.Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments in new portfolio companies. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. Includes all private debt investments in new portfolio companies funded from July 1, 2026 to September 30, 2026 (excluding add-ons and incremental loans to existing portfolio companies, and structured finance obligations) for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted investments and asset-based investments. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
44.As of September 30, 2026, the bottom 10% of BCRED's private debt investment portfolio (excluding equity investments and investments in joint ventures) adjusted for restructured investments have a weighted average mark of 67.3%. This population is defined as those debt investments, excluding structured finance obligations, classified as Level 3, marked the lowest relative to par, and representing in aggregate 10% of the sum of a) total amortized cost of Level 3 debt investments as of September 30, 2026 and b) the cost extinguished in connection with the restructure of debt investments over the life of BCRED. The weighted average mark is calculated as the current fair value of such debt investments and equity investments received as part of a restructuring relative to the sum of i) the current outstanding par value of such debt investments and ii) the par value of debt investments extinguished in connection with the restructure of investments over the life of BCRED. Average mark of the bottom 10% of BCRED’s private debt investment portfolio (excluding structured finance obligations) without adjusting for restructured investments is 78.2% as of September 30, 2026.
45.During July 1, 2026 to September 30, 2026, private debt investments in new portfolio companies (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods) were underwritten with a yield of 8.7% (on average, in Q3’26, this yield was comprised of 3.9% base rate/floor and 4.9% spread and origination fees). Yield reflects average spread and origination fees or original issue discount (“OID”) (for the purposes of this illustrative example, OID is estimated to be accreted over three years based on the expected hold period). Amounts may not sum due to rounding. If OID was accreted to maturity, yield on new investments in Q3’26 was 8.6%. The yield for all private deals completed during Q3’26 (including existing portfolio companies but excluding drawdowns on delayed draw term loans and revolvers committed in prior periods) was 9.3% (yield to maturity of 9.2%). For illustrative purposes only. The yields stated may not be representative of any specific investment.
46.Calculated as a percentage of floating rate leverage to total drawn debt amounts. Certain notes issued by BCRED are classified for the purposes of this disclosure as floating rate as a result of BCRED entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.
47.As of September 30, 2026. Numbers presented are calculated since inception of the Value Creation Program in 2016. Figures presented are based on data reported by portfolio companies and assets and not from financial statements of portfolio companies.
48.As of September 30, 2026. Represents the sum of (a) estimated identified annualized cost reduction opportunities (see cost reduction footnote for additional details) multiplied by the Lincoln Observed New Third-Party M&A Buyouts Transaction Multiple, averaged over past five years and (b) annualized revenue from introductions across Blackstone portfolio companies multiplied by EBITDA margin and multiple at the time of investment of the portfolio company. Estimates assume revenue enhancements and cost savings directly improve enterprise value or EBITDA margins and that such revenue gains or cost savings will endure for the period of time implied by multiples.

49.Represents BXCI’s average annualized loss rate for its North America Direct Lending strategy from 2006 through September 30, 2026. The annualized loss rate represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by BXCI for the sub-advised Investments did, in certain cases, experience defaults and losses after BXCI was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance does not predict future returns, and there can be no assurance that BXCI will achieve comparable results or that any entity or account managed by or advised by BXCI will be able to implement its investment strategy or achieve its investment objectives.
50.As of September 30, 2026. Represents estimated identified annualized cost reduction at the time of the cost savings proposal. This figure represents the sum of estimated annualized cost reduction opportunities identified by the portfolio companies and has not been verified by Blackstone. Estimated cost savings are inherently unpredictable, portfolio companies may not be contractually obligated to implement savings opportunities, and Blackstone has not verified that such savings opportunities have been implemented. Estimated cost reduction opportunities include opportunities for portfolio companies that are no longer an active Blackstone portfolio company. Estimated cost savings have not been reduced by potential re-allocation of savings to other expenditures.
51.Represents BXCI's North America Direct Lending track record deals. BXCI is categorized as sole or lead lender where BXCI held 50% or more of the total facility at closing or had a "Lead Arranger" designation. The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower's assets and/or equity), transactions in companies that were originated or anchored by certain BXCI managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and BXCI sub-advised BDCs, as well as certain other BXCI managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of BXCI, which may be sold to BXCI managed funds or accounts in the future (the "North America Direct Lending track record"). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by BXCI on a nondiscretionary basis until April 9, 2018 (the "Sub-Advised Investments"). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to BXCI's initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants‑ or securities issued upon restructuring) transactions, among others and (ii) transactions where BXCI's invested capital (net of transactions fees) was under $25 million.
52.As of September 30, 2026. Revenue generated represents the sum of annualized contract values where the contract / relationship between Blackstone portfolio companies was facilitated by the Value Creation team. There is no guarantee that portfolio companies in fact will realize all revenue enhancement opportunities. Revenue estimates are inherently unpredictable and macroeconomic factors, counterparty performance, and other factors beyond Blackstone's control may cause actual results to vary materially from the estimates.

Important Disclosure Information
The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.
The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.
Awards, Honors, or Other Rankings. Any awards, honors, or other references or rankings referred to herein with respect to Blackstone and/or any investment professional are provided solely for informational purposes and are not intended to be, nor should they be construed as or relied upon as any indication of future performance or other future activity. Any such awards, honors, or other references or rankings may have been based on subjective criteria and may have been based on a limited universe of participants, and there are other awards, honors, or other references or rankings given to others and not received by Blackstone and/or any investment professional of Blackstone.
Case Studies. The selected investment examples, case studies and/or transaction summaries presented or referred to herein may not be representative of all transactions of a given type or of investments generally and are intended to be illustrative of the types of investments that have been made or may be made by the Fund in employing the Fund’s investment strategies. It should not be assumed that the Fund will make equally successful or comparable investments in the future. Moreover, the actual investments to be made by a Fund or any other future fund will be made under different market conditions from those investments presented or referenced in the Materials and may differ substantially from the investments presented herein as a result of various factors. Prospective investors should also note that the selected investment examples, case studies and/or transaction summaries presented or referred to herein have involved Blackstone professionals who will be involved with the management and operations of the Fund as well as other Blackstone personnel who will not be involved in the management and operations of the Fund. Certain investment examples described herein may be owned by investment vehicles managed by Blackstone and by certain other third-party equity partners, and in connection therewith Blackstone may own less than a majority of the equity securities of such investment. Further investment details are available upon request.
Opinions. Opinions expressed reflect the current opinions of Blackstone as of the date appearing in the Materials only and are based on Blackstone’s opinions of the current market environment, which is subject to change. Certain information contained in the Materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.
Recent Market Events Risk. Local, regional, or global events such as war (e.g., Russia/Ukraine), acts of terrorism, public health issues like pandemics or epidemics (e.g., COVID-19), recessions, or other economic, political and global macro factors and events could lead to a substantial economic downturn or recession in the U.S. and global economies and have a significant impact on the Fund and its investments. The recovery from such downturns is uncertain and may last for an extended period of time or result in significant volatility, and many of the risks discussed herein associated with an investment in the Fund may be increased.
The North America Direct Lending Track Record. Represents U.S. and Canada first lien and unitranche debt or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower's assets and/or equity) transactions in companies that were originated or anchored by certain Blackstone Credit & Insurance managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and Blackstone Credit & Insurance sub-advised BDCs, as well as certain other Blackstone Credit & Insurance managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of Blackstone Credit & Insurance, which may be sold to Blackstone Credit & Insurance managed funds or accounts in the future (the “North America Direct Lending track record”). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by Blackstone Credit & Insurance on a nondiscretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to Blackstone Credit & Insurance's initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where Blackstone Credit & Insurance's invested capital (net of transactions fees) was under $25 million.

Third-Party Information. Certain information contained in the Materials has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information.
Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.
Use of Leverage. BCRED intends to borrow money. If returns generated using borrowed funds exceed the costs of borrowing, investor returns will be enhanced. However, if returns do not exceed the costs of borrowing, BCRED performance will be depressed. This includes the potential for BCRED to suffer greater losses than it otherwise would have. The effect of leverage is that any losses will be magnified. The use of leverage involves a high degree of financial risk and will increase BCRED’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the Investments. This leverage may also subject BCRED and its investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions.
Past performance does not predict future returns. The opinions expressed herein reflect the current opinions of Blackstone as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by the proposed fund; actual results may differ materially from the information generated through the use of illustrative components of return. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.
Certain information contained in this communication constitutes “forward-looking statements”. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “could,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends including, without limitation, the potential impact of tariffs, and statements regarding identified but not-yet closed investments. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Index Definitions
Bloomberg US Corporate High Yield Index measures the USD denominated, high yield, fixed-rate corporate bond market. Securities are classified as high yield if the middle rating of Moody’s, Fitch and S&P is Ba1/BB+/BB+ or below.
Bloomberg US Aggregate Bond Index represents securities that are SEC-registered, taxable, and dollar denominated. The index covers the US investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. These major sectors are subdivided into more specific indices that are calculated and reported on a regular basis.
Cliffwater Direct Lending Index seeks to measure the unlevered, gross of fee performance of U.S. middle market corporate loans, as represented by the asset-weighted performance of the underlying assets of Business Development Companies (BDCs), including both exchange-traded and unlisted BDCs, subject to certain eligibility requirements.
Morningstar LSTA US Leveraged Loan Index is a market value weighted index designed to measure the performance of the US leveraged loan market based upon market weightings, spreads and interest payments.
Index Comparison. The volatility and risk profile of the indices presented in this document is likely to be materially different from that of BCRED. In addition, the indices employ different investment guidelines and criteria than BCRED and do not employ leverage; as a result, the holdings in BCRED and the liquidity of such holdings may differ significantly from the securities that comprise the indices. The indices are not subject to fees or expenses and it may not be possible to invest in the indices. A summary of the investment guidelines for the indices presented is available upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date:	November 3, 2026	By:	/s/ Lucie Enns
		Name:	Lucie Enns
		Title:	Chief Legal Officer and Secretary